                                                                    EXHIBIT 8.1


                      [ANDREW & KURTH LETTERHEAD]


                                August 15, 1997




Fund America Investors Corporation II
6400 S. Fiddler's Green Circle, Suite 1200B
Englewood, Colorado 80111

     Re:  Fund America Investors Corporation II
          Registration Statement on Form S-3


Gentlemen:

     We have acted as counsel for Fund America Investors Corporation II, a corporation organized under the laws of the State of Delaware (the "Company"), and certain trusts, all of the beneficial ownership of which will be owned by the Company (together with the Company, each an "Issuer"), in connection with the proposed issuance by each Issuer of its asset backed certificates (the "Certificates") or its collateralized mortgage obligations (the "Bonds" and, together with the Certificates, the "Securities"). The Certificates of a series are to be issued pursuant to Standard Provisions for Pooling and Administration Agreement or Standard Provisions for Pooling and Administration Agreement (Senior/Subordinated Structure), as applicable, as supplemented by one or more supplemental Pooling and Administration Agreements (Series Provisions) or Pooling and Administration Agreements (Series Provisions for Senior/Subordinated Structure), as applicable, authorizing such series (the "Series Provisions"). The applicable Standard Provisions for Pooling and Administration Agreement and the applicable Series Provisions, each in the form previously filed with the Securities and Exchange Commission (the "Commission") on January 7, 1993 as an exhibit to the Company's Registration Statement on Form S-11 (File No. 33-56776), are herein referred to collectively as the "Pooling and Administration Agreement". The Bonds are to be issued pursuant to the Standard Indenture Provisions and a Terms Indenture for each series, each between the applicable Issuer and the Indenture Trustee (as defined therein). The Standard Indenture Provisions and the applicable Terms Indenture, each in the form previously filed with the Commission on October 13, 1994 as an exhibit to Amendment No. 3 to the Company's Registration Statement on Form S-11 (File No. 33-73748) are herein referred to collectively as the "Indenture". This opinion is to be filed as Exhibit 8.1 to the Company's Registration Statement relating to the Mortgage Securities on Form S-3 (the "Registration Statement") filed as of August 15, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act").

Fund America Investors Corporation II
August 15, 1997
Page 2



     We have examined originals or copies, certified or otherwise identified to our satisfaction of the Issuers' organizational documents, the form of Pooling and Administration Agreement, the form of Indenture, the form of Certificates and the form of Bonds included therein, the prospectus contained in the Registration Statement (the "Prospectus"), and such other documents, records, certificates of the Company and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Pooling and Administration Agreement or the Indenture as applicable and as completed for each series will be duly executed and delivered; that the Securities as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Pooling and Administration Agreement or the Indenture; and that the Securities for each series will be sold as described in the Registration Statement.

     On the basis of the foregoing, we are of the opinion that the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of Certificates or Bonds, as applicable, under existing law and subject to the qualifications and assumptions stated therein.

     The opinions herein are based upon our interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

Fund America Investors Corporation II
August 15, 1997
Page 3

     We hereby consent to the reference to us under the caption "Certain Federal Income Tax Consequences" in the Prospectus, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the 1933 Act with respect to any part of the Registration Statement.

                                        Very truly yours,



                                        /s/ ANDREWS & KURTH L.L.P.
                                        --------------------------